UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 21, 2010 (May 18, 2010)

Tredegar Corporation
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (804) 330-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

•
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2010, the Board of Directors (the “Board”) of Tredegar Corporation (“Tredegar”) appointed R. Gregory Williams, an independent director since 2002 and president of CCA Financial Services, LLC, based in Richmond, as Chairman of the Board, succeeding Richard L. Morrill, who will continue as a member of the Board of Directors.

In addition, on May 18, 2010, the Board appointed Ms. Monica Moretti as a corporate Vice President.  Ms. Moretti also serves as President of Tredegar’s Film Products division.  A copy of the press release issued on May 19, 2010, is attached as Exhibit 99.1 to this Current Report and incorporated by reference herein.

Mr. Williams, 58, has been President of CCA Financial Services, LLC, a technology equipment leasing company, since 1984.  He has been a director since 2002.

Ms. Moretti, 40, was elected President of Tredegar Film Products Corporation and its subsidiaries effective February 1, 2010.  She served as Vice President and General Manager, Consumer Care, of Tredegar Film Products Corporation from May, 2008 until January 31, 2010 and as General Manager, Hygienics, of Tredegar Film Products Corporation from March, 2008 until May, 2008.  Ms. Moretti served as Chief Marketing Officer and Vice President, Marketing and Technology, of H.B. Fuller Company from February, 2007 until March, 2008.  She served as Group Vice President, Marketing and Technology, of H.B. Fuller Company from December, 2005 until February, 2007 and as Global Business Unit Manager, Assembly, of H.B. Fuller Company from December, 2004 until December, 2005.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders (the “Meeting”) of Tredegar Corporation (“Tredegar”) was held on May 18, 2010.  As of the record date, there were a total of 32,941,749 shares of common stock outstanding and entitled to vote at the Meeting.  At the Meeting 30,998,314 shares of common stock were represented in person or by proxy; therefore, a quorum was present.  The following proposals were submitted by the Board of Directors to a vote of security holders and the final results of the voting on each proposal is noted below.

Proposal 1 – Election of Directors

The following three directors were nominated to serve for three-year terms expiring at the annual meeting of shareholders to be held in 2013, or when their successors are otherwise duly elected and qualified.  The three directors having received the requisite vote of a plurality of the shares represented in person or by proxy and entitled to vote, as indicated below, were elected to serve as directors of Tredegar.

Directors	Votes For	Withheld	Broker Non-Votes
Donald T. Cowles	18,561,667	10,611,996	1,824,951
John D. Gottwald	18,469,863	10,703,799	1,824,951
Nancy M. Taylor	21,829,387	7,344,275	1,824,951

Proposal 2 – The ratification of the appointment of PricewaterhouseCoopers LLP as Tredegar’s independent registered public accounting firm.

The shareholders were asked to ratify the appointment of PricewaterhouseCoopers LLP as Tredegar’s independent registered public accounting firm.  The appointment was approved by the requisite vote of a majority of the shares represented in person or by proxy and entitled to vote, as indicated below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,866,849	114,002	17,763	-0-

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Press Release, dated as of May 19, 2010.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION

Date: May 21, 2010	By:	/s/ A. Brent King
A. Brent King
Vice President, General Counsel and Secretary

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

99.1	Press Release, dated as of May 19, 2010